                                                                     EXHIBIT 11

                                 Big B, Inc.
                       Statement of Per Share Earnings

                                                                           Fiscal Years Ended
                                                                           ------------------
                                                           1993                  1994                  1995
                                                           ----                  ----                  ----

Primary:
  Net income                                           $  9,205,000          $ 11,752,000          $ 15,097,000
  Weighted average number
    of common shares
    outstanding(1)                                       15,375,766            15,471,402            15,561,205
  Net income per common share                          $       0.60          $       0.76          $       0.97
                                                       ============          ============          ============


Assuming full dilution:
  Earnings - net income                                $  9,205,000          $ 11,752,000          $ 15,097,000
  Add after tax interest expense
    applicable to 6 1/2%
    convertible subordinated
    debentures                                                    0             1,387,000             1,661,000
                                                       ------------          ------------          ------------
  Net income as adjusted                               $  9,205,000          $ 13,139,000          $ 16,758,000
                                                       ============          ============          ============
Shares - (1)
  Weighted average number of
    common shares outstanding                            15,375,766            15,471,402            15,561,205
  Assuming conversion of 6 1/2%
    convertible subordinated
    debentures                                                    0             2,755,359             3,299,180
  Assuming exercise of options reduced
    by the number of shares which
    could have been purchased
    with the proceeds from
    exercise of such options                                      0                75,219                61,228
  Weighted average number of
    common shares outstanding                          ------------          ------------          ------------
    as adjusted                                          15,375,766            18,301,980            18,921,613
                                                       ============          ============          ============
  Net income per common share
    assuming full dilution                             $       0.60          $       0.72          $       0.89
                                                       ============          ============          ============



(1)  See note 1 to consolidated financial statements.